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                                                                     EXHIBIT 5
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(214) 953-0053


                                 August 25, 1999


TriStar Aerospace Co.
2527 Willowbrook
Dallas, Texas  75220

Gentlemen:

         We have served as counsel for TriStar Aerospace Co., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended, covering the issuance of a maximum of 1,675,284 shares (the "Shares") of Common Stock, $.01 par value, of the Company to be issued in connection with the 1998 Stock Option Plan.

         We have examined such documents and questions of law as we have deemed necessary to render the opinion expressed herein. Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered, will be duly and validly issued and outstanding, fully paid and non-assessable.

         We consent to the use of this opinion as Exhibit 5 to the Registration Statement.

                                        Very truly yours,

                                        /s/ CROUCH & HALLETT, LLP


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